      As filed with the Securities and Exchange Commission on May 4, 2000
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            HILTON HOTELS CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                     36-2058176
   (State or other jurisdiction                         (I.R.S. Employer
 of incorporation or organization)                     Identification No.)

      9336 Civic Center Drive
     Beverly Hills, California                                90210
(Address of Principal Executive Offices)                   (Zip Code)

                             ----------------------

                         PROMUS RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

                             ----------------------

                               Thomas E. Gallagher
                 Executive Vice President, Chief Administrative
                           Officer and General Counsel
                            Hilton Hotels Corporation
                             9336 Civic Center Drive
                         Beverly Hills, California 90210
                     (Name and address of agent for service)

                                 (310) 278-4321
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------
                                                          Proposed              Proposed
                                                           Maximum               Maximum              Amount of
     Title of Securities          Amount to be         Offering Price           Aggregate           Registration
      to be Registered             Registered           Per Share (1)      Offering Price (1)            Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock,
$2.50 par value (including
associated Preferred Share
Purchase Rights)                    1,000,000             $8.09375             $8,093,750             $2,136.75
-------------------------------------------------------------------------------------------------------------------
Interests in the Plan                  (2)                   n/a                   n/a                   (2)
-------------------------------------------------------------------------------------------------------------------

-----------------



                                               Page 1 of 9 pages
                                         Exhibit Index appears on Page 9

(1) Estimated pursuant to Rule 457(h)(1) for purposes of computing the registration fee based upon the average of the high and low prices of Hilton Hotels Corporation Common Stock on the New York Stock Exchange Composite Tape on May 3, 2000.
(2) Pursuant to Rule 416(c), this Registration Statement registers an indeterminate amount of interests in the Promus Retirement Savings Plan. Pursuant to Rule 457(h)(2), no registration fee is required with respect to the interests in the Plan.

                                     PART I

ITEM 1.       PLAN INFORMATION

         Not required to be filed with this Registration Statement.

ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed with this Registration Statement.

                                     PART II

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") by Hilton Hotels Corporation, a Delaware corporation (the "Company"), (File No. 1-3427) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference in this Registration Statement and made a part hereof:

         A. The Company's Annual Report on Form 10-K for the year ended December 31, 1999;

         B.       Current Report on Form 8-K/A dated February 14, 2000;

         C. Description of the Company's Common Stock included in a Registration Statement on Form 8-A filed with the Commission on May 18, 1986; and

         D. Description of Preferred Share Purchase Rights included in a Registration Statement on Form 8-A filed with the Commission on December 1, 1999.

         All documents and reports filed by the Company or the Promus Retirement Savings Plan (the "Plan") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

INDEPENDENT ACCOUNTANTS

         The financial statements and schedules incorporated by reference in this registration statement and the related prospectus to the extent and for the periods indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

ITEM 4.       DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"). The Company's Certificate of Incorporation and By-laws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Company has entered into indemnification agreements with its executive officers and directors. The Company has also purchased and maintained insurance for its officers, directors, employees or agents against liabilities which an officer, a director, an employee or an agent may incur in his or her capacity as such.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.       EXHIBITS

         Reference is made to the Index to Exhibits immediately preceding the exhibits to this Registration Statement.

         The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plan under
Section 401 of the Internal Revenue Code.

ITEM 9.       UNDERTAKINGS

         The undersigned hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that subparagraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report of the Company or the Plan pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on this 4th day of May, 2000.

                             HILTON HOTELS CORPORATION


                             By: /s/ MATTHEW J. HART
                                ----------------------------------
                                        Matthew J. Hart
                                 Executive Vice President and
                                    Chief Financial Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below as of the 4th day of May, 2000 by or on behalf of the following persons in the capacities indicated.

         Each such person, in so signing, also makes, constitutes and appoints Thomas E. Gallagher and Matthew J. Hart, or either of them, with full power of substitution and resubstitution, such person's true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.


    /s/ STEPHEN F. BOLLENBACH                    /s/ ROBERT M. LA FORGIA
-------------------------------------     -------------------------------------
      Stephen F. Bollenbach                        Robert M. La Forgia
President, Chief Executive Officer         Senior Vice President and Controller
          and Director                         (Chief Accounting Officer)


       /s/ A. STEVEN CROWN                       /s/ BENJAMIN V. LAMBERT
-------------------------------------     -------------------------------------
         A. Steven Crown                           Benjamin V. Lambert
            Director                                    Director


       /s/ PETER M. GEORGE                          /s/ JOHN H. MYERS
-------------------------------------     -------------------------------------
         Peter M. George                              John H. Myers
            Director                                    Director


     /s/ ARTHUR M. GOLDBERG                        /s/ JOHN L. NOTTER
-------------------------------------     -------------------------------------
       Arthur M. Goldberg                            John L. Notter
            Director                                    Director


       /s/ MATTHEW J. HART                         /s/ JUDY L. SHELTON
-------------------------------------     -------------------------------------
         Matthew J. Hart                             Judy L. Shelton
  Executive Vice President and                          Director
     Chief Financial Officer


        /s/ BARRON HILTON                          /s/ DONNA F. TUTTLE
-------------------------------------     -------------------------------------
          Barron Hilton                              Donna F. Tuttle
      Chairman of the Board                             Director


    /s/ DIETER H. HUCKESTEIN                     /s/ PETER V. UEBERROTH
-------------------------------------     -------------------------------------
      Dieter H. Huckestein                         Peter V. Ueberroth
            Director                                    Director


      /s/ ROBERT L. JOHNSON                       /s/ SAM D. YOUNG, JR.
-------------------------------------     -------------------------------------
        Robert L. Johnson                           Sam D. Young, Jr.
            Director                                    Director

         THE PLAN. Pursuant to the requirements of the Securities Act, the Committee appointed under the Plan has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on May 4, 2000.



                                  PROMUS RETIREMENT SAVINGS PLAN

                                  By:    PROMUS RETIREMENT SAVINGS PLAN
                                         ADMINISTRATIVE COMMITTEE


                                  By:    /s/  KELLY JENKINS
                                         -------------------------------
                                         Kelly Jenkins, Committee Member

                                INDEX TO EXHIBITS


4.1 Restated Certificate of Incorporation of the Company, as amended (incorporated herein by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-3 (File No. 333-18523))

4.2 Amendment to Restated Certificate of Incorporation of the Company, relating to Exhibit 4.1 hereto (incorporated herein by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997)

4.3 Amendment to Restated Certificate of Incorporation of the Company, relating to Exhibits 4.1 and 4.2 hereto (incorporated herein by reference from Appendix F to the Company's Registration Statement on Form S-4 (File No. 333-89437))

4.4 Certificate of Designations of Series A Junior Participating Preferred Stock of Hilton Hotels Corporation dated November 24, 1999 (incorporated herein by reference from Exhibit 2 to the Company's Registration Statement on Form 8-A, dated December 1, 1999)

4.5 By-Laws of the Company, as amended (incorporated herein by reference from Exhibit 4.2 to the Company's Registration Statement on Form S-3 (File No. 333-18523))

4.6 Amendment to By-Laws of the Company, relating to Exhibit 4.5 hereto (incorporated herein by reference from Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998)

4.7 Amendment to By-Laws of the Company, relating to Exhibits 4.5 and 4.6 hereto (incorporated herein by reference from Appendix G to the Company's Registration Statement on Form S-4 (File No. 333-89437))

4.8 Rights Agreement, dated as of November 29, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated herein by reference from Exhibit 1 to the Company's Registration Statement on Form 8-A, dated December 1, 1999)

5.1 Legal opinion not included since only previously issued and outstanding shares will be delivered under the Plan.

23.1              Consent of Arthur Andersen LLP

24.1              Powers of Attorney (included on signature pages hereof)